Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Cedar Fair, L.P. (the “Partnership”) on Form 10-K for the period ending December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Partnership certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

February 21, 2020

/s/ Richard A. Zimmerman
Richard A. Zimmerman
President and Chief Executive Officer

/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.